Exhibit 5.1

222 Bay Street, Suite 3000, P.O. Box 53 Toronto, Ontario M5K 1E7 Canada F: +1 416.546.3493 nortonrosefulbright.com

March 28, 2023

Sangoma Technologies Corporation 100 Renfrew Drive, Suite 100 Markham, Ontario, L3R 9R6

RE: Registration Statement of Sangoma Technologies Corporation – Registration Statement on Form F-3

Dear Sirs/Mesdames:

We have acted as counsel to Sangoma Technologies Corporation (the Company), a corporation existing under the laws of the Province of Ontario, in connection with its filing of a registration statement on Form F-3 (the Registration Statement) filed by the Company pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the Securities Act), relating to an aggregate of 12,271,637 common shares, no par value, of the Company (the Common Shares) that were previously issued, or that are issuable, by the Company pursuant to the terms of that certain Stock Purchase Agreement, dated as of January 28, 2021, by and among Sangoma Technologies US Inc., Sangoma Technologies Corporation, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein, as amended by that certain Amendment No. 1, dated as of March 27, 2023 (collectively the Acquisition Agreement). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

(a)	the Registration Statement;

(b)	the articles of amalgamation, articles of amendment and by-laws of the Company;

(c)	the Acquisition Agreement;

(d)	that certain Registration Rights Supplemental Agreement, dated as of March 28, 2023, by and among the Company and the selling shareholders identified on the signature pages thereto (the Registration Rights Supplemental Agreement); and

(e)	a Certificate of Status dated March 27, 2023 issued in respect of the Company pursuant to the Business Corporations Act (Ontario).

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the certificate of status referred to above will continue to be accurate as at the date of issuance of any Common Shares offered or sold under the prospectus to the Registration Statement. We have also assumed the Acquisition Agreement and the Registration Rights Supplemental Agreement each constitute a legal, valid and binding obligation of each of the parties thereto under applicable laws, enforceable against each of them in accordance with its terms, and that neither the Acquisition Agreement nor the Registration Rights Supplemental Agreement has been amended, modified, supplemented, terminated or waived in any respect or in any manner by any of the parties thereto since the date thereof.

The opinion set forth below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion set forth below is subject to the following exceptions, limitations and qualifications:

i.	the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors;

ii.	the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity;

iii.	the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, and we express no opinion with respect to the availability of the remedies of specific performance, injunctive relief or other equitable remedies or the awarding of costs in any particular circumstance, each of which is subject to the discretion of a court;

iv.	we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial;

v.	we express no opinion with respect to the enforceability of any waiver of any usury defense;

vi.	we express no opinion as to whether any prospectus (including the documents incorporated by reference therein) represents or contains full, true and plain disclosure of all material facts relating to the offered Common Shares for the purposes of the Securities Act (Ontario);

vii.	where our opinion below refers to the Common Shares as being “fully-paid and non-assessable,” such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided, and we express no opinion with respect to the adequacy of any consideration received; and

viii.	pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange which may be the rate in existence on a day other than the day of payment of such judgment.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, including the adoption by the board of directors of the Company of a resolution in form and content as required by applicable laws authorizing the issuance and sale of the Common Shares and assuming that the Registration Statement and any required post-effective amendment(s) thereto required by applicable laws have become effective under the Securities Act, we are of the opinion that upon issuance and delivery of and payment for such Common Shares in the manner contemplated by the Registration Statement, the Acquisition Agreement and such board resolution, such Common Shares being issued by the Company will be validly issued, fully paid and non-assessable shares in the share capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Registration Rights Supplemental Agreement or the Common Shares.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name (including Norton Rose Fulbright US LLP) therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

Norton Rose Fulbright Canada LLP is a limited liability partnership established in Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa Inc and Norton Rose Fulbright US LLP are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

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